Exhibit 10.44

保证协议(最高额)

Guarantee Agreement (Maximum Amount)

公司保证人适用

For Corporate Guarantor

(文件编号/Ref No.: CL201508001-GA-3-001)

第一部分 签署页/Part I Execution Page	协议编号/Agreement Ref. No.: CL201508001-GA-3-001

签署页

Execution Page

银行	保证人
Bank	Guarantor

浦发硅谷银行有限公司
SPD SILICON VALLEY BANK CO., LTD.	Borqs Technology, Inc.

住所地	住所地
with address at	with address at

上海市杨浦区大连路 588 号宝地广场 B 座 21 楼
200082

21/F, Block B, Baoland Plaza, No. 588, Dalian Road, Shanghai 200082	Nemours Chambers, Road Town, Tortola, British Virgin Islands

以上当事人在本协议中简称为“银行”	以上当事人在本协议中简称为“保证人”
hereinafter referred to as “Bank”	hereinafter referred to as “Guarantor”

上述各方当事人在此同意并接受本协议中所述之全部条款；保证人特此确认，
就本协议项下有关条件和条款，银行已向保证人作出充分的说明和解释，

保证人已理解、同意、承认该等条款。

The parties above hereby agree to and accept all terms and conditions set forth in this Agreement. The Client hereby confirms that sufficient interpretations and explanations have been made by the Bank in relation to the clauses hereunder and all of them have been understood, agreed and acknowledged by the Guarantor completely.

有鉴于此，上述各方当事人签章如下：

Accordingly, the above parties execute as follows:

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正文

Content

为确保债务人(定义见下文)全面、及时履行其在主债权债务合同

(定义见下文)项下各项义务，保障银行债权的实现，本协议项下保证人同意自愿按本协议承担担保责任。

为实现上述目的，保证人和银行经协商一致并达成如下条款， 以资各方共同恪守。

一、特别条款

1． 保证方式

(1)	保证人在本协议项下承担的责任为连带责任保证。

(2)	保证人在此无条件且不可撤销地向银行保证，如果债务人未能在到期时支付主合同项下的任何款项，无论银行对主合同项下的债权是否拥有其他担保权利(包括但不限于保证、抵押、质押等担保方式)，银行均有权先要求本协议项下保证人在本协议约定的保证范围内承担保证责任，而无须先要求其他担保人履行担保责任。

2． 保证期间

保证期间为：债务人在主债权债务合同下的债务履行期届满之日起二年。

为免疑义，本协议所称“到期”、“届满”或类似措辞均包括债权人宣布主债权提前到期的情形。债权人宣布全部或部分主债权提前到期的，以其宣布的提前到期日为该等主债权债务履行期届满日，债权确定期间同时到期。

For the security of the well performance of the obligations under the Principal Contract (as defined hereunder) by the Debtor (as defined hereunder) and ensuring the recovery of the Bank’s right of credit, the Guarantor hereof agrees to assume the guarantee liability as agreed herein.

Therefore, a guarantee agreement (“the Agreement” or “Guarantee”) is reached by and between the Guarantor and the Bank hereof as follows.

I	SPECIAL PROVISIONS

1.	Guarantee Obligations

(1)	The obligations of the Guarantor hereunder are joint and several.

(2)	The Guarantor hereby irrevocably and unconditionally guarantees to the Bank the due and punctual observance and performance of the payment obligations under the Principal Contract by the Borrower, provided that the Banks has other security rights (by way of, including but not limited to guarantee, mortgage, pledge, etc.), the Bank shall be entitled to first enforce its rights hereunder against the Guarantor within the Secured Extent, and shall not be required to take any steps to first enforce its creditor’s rights against any other security provider.

2.	Period of Guarantee

The period of guarantee shall be: two years after the expiration of the Period for Debt Performance of the Debtor under the Principal Contract.

For avoidance of doubt, the “expiration”, “maturity” or such similar wording shall be interpreted as including the circumstance that the creditor declares the early-maturity of any Principal amount, in whole or in part. In the event of the foregoing, the Period for Debt Performance shall be advanced to the date that such declaration of early-maturity is made, and the Period for Claims’ Determination shall mature correspondingly.

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3.	主债权债务合同

本协议所担保的主债权债务合同为：债务人与本协议银行在债权确定期间内签署或履行的一系列债权债务文件，包括但不限于双方于 2015 年 08 月 31 日签署的《授信协议》(编号:

CL201508001)， 2016 年 07 月 20 日签署的《变更协议》（编

号：CL201508001-001），2017 年 08 月 31 日签署的《变更协

议》（编号：CL201508001-002）以及 2018 年 月 日签署的《变更协议》（编号：CL201508001-003）。

4.	保证所担保的主债权/被担保主债权

本协议项下被担保的主债权为：银行在债权确定期间内，向债务人连续提供的一笔或多笔融资余额。

5.	债权确定期间

(1)	本协议所指债权确定期间为：自 2015 年 08 月31 日至 2019

年 08 月 27 日止。

(2)	为免疑义，前述有关债权，包括以下情形：

(a)	任何债权债务文件，只要债务人与银行系在债权确定期间内签署，系视为符合本协议担保要求，该文件项下所有债务均纳入本协议项下最高额保证的担保；及/或

(b)	债务人与银行虽未签署有关债权债务文件，但有证据证明其在债权确定期间内实际发生有此等债权的情形。

3.	Principal Contract

The Principal Contract hereunder means: a series of documents of claims and liabilities executed or performed between the Debtor and the Bank hereunder within the stipulated Period for Claims’ Determination, including but not limited to Facility Agreement (Agreement No. CL201508001) dated Aug. 31st, 2015, Amendment Agreement (Agreement No. CL201508001-001) dated Jul. 20th, 2016, Amendment Agreement (Agreement No. CL201508001-002) dated Aug. 31st 2017 and Amendment Agreement (Agreement No. CL201508001-003) dated (Month) (Day), 2018.

4.	Principal Amount secured by the Guarantee

The Principal Amount secured by the Guarantee means: the balance of one or several finances, provided by the Bank to the Debtor within the Period for Claims’ Determination specified hereunder.

5.	Period for Claims’ Determination

(1)	The Period for Claims’ Determination hereunder refers to: from Aug. (Month) 31st (Day), 2015 to Aug. (Month) 27th (Day), 2019.

(2)	For the avoidance of doubt, the wording of “Claim” in the preceding paragraph, includes the circumstances set forth below:

(a)	Any document in relation to the creditor’s rights or the debts, if only signed and/or sealed by the Debtor and the Bank within the Period for Claims’ Determination, would be deemed complying with the requirements of this Agreement, and all debts arising therefrom would be secured by the maximum amount guarantee hereunder; and/or

(b)	Although no written documents in relation to the creditor’s rights or the debts is signed and/or sealed between the Debtor and the Bank, some evidence exists proving the occurrence of such debts within the Period for Claims’ Determination.

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(3)	为免疑义，对于前款(a)项所述之债权债务文件项下的具体债务，即使其实际发生的时间晚于债权确定期间届满日(包括但不限于：有关贷款或贷款额度系在债权确定期间届满后方始提用；有关保函、信用证等表外额度在债权确定期间内提用，银行对外开具了付款承诺性文件，但在债权确定期间届满后发生银行对外垫付的；或有关保函、信用证等表外额度在债权确定期间届满后方始提用对外开具承诺性文件等)，该等债务同样受本协议项下最高额保证的担保。

(4)	为免疑义，对于前述第(2)款(a)(b)项所述情形下的债务，即使系属在债权确定期间届满后产生的部分(例如债权确定期间届满后新产生的利息、罚息或其他费用等)，该等债务均同样受本协议项下最高额保证的担保。

(5)	关于在先债务的约定(如适用，请在方框内打钩选择；为免疑义，请务必确保中英文本中本选项的勾选状态保持一致)。

□	银行与保证人特别约定，银行与债务人在本协议确定之债权确定期间之前存在的授信或融资协议项下的债务(如有)， 也一并纳入本协议项下最高额保证的担保。

(3)	For the avoidance of doubt, in respect of the debts under the document in relation to the creditor’s rights or the debts stated in item (a) of the preceding paragraph, even if the actual debt occurs practically after the expiry date of the Period for Claims’ Determination, it would also be secured by the maximum amount guarantee hereunder. The aforesaid debts occurred after the expiration date of the Period for Claims’ Determination includes, but not limited to, the circumstance as follows: any loan or credit line of loan is actually requested or drawn down after the expiration date of the Period for Claims’ Determination; any facility for purpose such as the issuance of the guarantee or the letter of credit is requested and utilized within the Period for Claims’ Determination and the bank issues the formal documents with commitment obligation, while the actual payment or advance under such documents occur after the expiration of the Period for Claims’ Determination; or, any facility for purpose such as the issuance of the guarantee or the letter of credit is requested for utilized after the expiration of the Period for Claims’ Determination.

(4)	For the avoidance of doubt, with respect to any debt under the circumstances stated in both item (a) and (b) of the preceding paragraph (2), even for the part of the debts that occur after the expiration of the Period for Claims’ Determination (e.g. the interest, penalty interest and other fees of an existing debt accrued after the expiration of the Period for Claims’ Determination), such part of the debts would also be secured by the maximum amount guarantee hereunder.

(5)	Special stipulations on the preceding debts (please check the appropriate box if it’s agreed by both parties; for the avoidance of doubt, please ensure that the selected item is consistent between English and Chinese version ).

□	It is specially agreed between the Guarantor and the Bank that, all the existing and outstanding debts (if any) under any facility or loan agreement(s) which is entered into by both the Debtor and the Bank prior to the Period for Claims’ Determination, would also be secured by the maximum amount guarantee hereunder.

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6.	最高债权限额

本协议项下保证人责任的最高债权限额为 USD7,200,000.00 元整(大写：美元柒佰贰拾万元整)或等值其他币种。

7.	债务人

本协议项下所称债务人为：即播思微系统香港有限公司。

二、一般条款

1.	担保范围 本协议担保范围包括因主债权债务合同而产生的融资本金、利息、罚息、需补足的保证金、复利、违约金、赔偿金、评估费、公证费、手续费、实现债权的费用(包括但不限于诉讼费用、财产保全费、差旅费、拍卖费、律师费用、执行费用等)、因保证人在本协议下违约而给银行造成的损失和债务人在主债权债务合同项下的其它所有应付费用。

2.	担保权益之选择 若因债务人发生主债权债务合同项下的违约和/或保证人发生本协议项下违约，而造成银行依本协议约定行使担保权益时，若被担保的主债权既有物的担保又有人的担保的，银行可以先就相关担保文件(包括本协议) 项下物的担保实现债权，也可以根据相关担保文件的规定先要求实现人的保证责任。保证人同意，在任何情况下， 银行未行使或未及时行使其与债务人在其他任何文件项下的任何权利，包括但不限于债权、担保物权、违约救济权， 均不得被视为银行怠于或放弃行使权利，亦不会影响其充分行使本协议项下的权利。

6.	Maximum Limit of Claiming

The Maximum Limit of Claiming to the extent that the Guarantor shall assume as a security liability under this Agreement shall be: USD7,200,000.00 (SAY: USD SEVEN MILLION, TWO HUNDRED THOUSAND ONLY) or its

equivalents in other currency.

7.	The Debtor

The Debtor hereunder, in terms of this Agreement, refers to BORQS Hong Kong Limited.

II	GENERAL PROVISIONS

1.	Secured Extent. The Secured Extent of this Guarantee hereunder covers the following items resulting from Principal Contract: the Principal Amount hereof, interest, penalty interest, required cash deposit, compound interest, penalty fine, damage compensation, assessment fees, notarization fees, commission, expenses for realization of the Bank’s rights (including but not limited to litigation fees, property preservation fees, travel fees, auction fees, legal services fees and execution fees), the loss and damage resulting from the defaults of the Guarantor and any other expenses payable by the Debtor under Principal Contract.

2.	Choice of Security Interests. When the Bank intends to exercise the security interests due to any default of the Debtor under Principal Contract and/or that of the Guarantor hereunder, if the Principal Amount secured hereunder is secured by both property security and non-property guarantee, the Bank shall, at its full discretion, choose the security interest to be first claimed; namely, it may either recover the debts with the property security thereunder (including this Agreement) first, or require the guarantor to assume guaranteed liability thereunder first. The Guarantor agrees that in any case, the Bank’s failure to promptly exercise or Bank’s delay in exercising any of its right under the other agreements to which the Debtor is a party, such rights including but not limited to right of claiming, right of security interest, right of relief under breach of contract, shall not be deemed as the Bank’s intention to forego such rights to exercise or as a waiver thereof, and shall not preclude the exercise of any right hereunder.

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3.	保证人的陈述与保证 保证人向银行作出如下陈述与保证, 并确认银行系依赖于该等陈述与保证而签署和履行本协议：

(1)	保证人系依据其当地法律成立并有效存续之法人。

(2)	保证人根据中国法律有权签署本协议，以及行使其在本协议项下的权利及履行其在本协议项下的义务，并已完成签署本协议及履行其在本协议项下的义务所需的一切授权及/ 或批准。

(3)	本协议的签署和履行不违反保证人所应遵守的法律、法规、规章、判决、裁决，也不与保证人的章程或其签署的任何合同、协议或承担的任何其他义务相抵触。

(4)	本协议各条款均是保证人的真实意思表示，对保证人具有法律约束力。

(5)	保证人保证其向银行出具的所有财务报表是按照其适用的会计准则编制的，真实、公正地表明了保证人的财务状况，并且本协议所涉及的全部资料、文件均是真实、有效、准确、完整而无任何隐瞒的。

(6)	保证人保证完成应由其作出的为本协议的有效并能合法履行所需的备案、记录或登记，并支付所有税项。

(7)	保证人保证本协议履行期间不存在任何由法院或行政部门或任何相关方提起或将提起可能会对保证人的业务或财务状况造成重大不利影响的行动或任何法律程序的情况，包 括但不限于破产、清算等。

3.	Representations and warranties. The Guarantor represents and warrants to the Bank as follows; the Guarantor confirms its understanding that the performance of any obligation hereunder by the Bank is totally based on such Representations and Warranties.

(1)	The Guarantor guarantees it is a legal person duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(2)	The Guarantor, according to PRC laws, has full power to enter into this Agreement and exercise/perform rights and obligations hereunder, and has all necessary authorization and ratification in respect of the execution of this Agreement and the performance of the obligations hereunder.

(3)	The execution of this Agreement will neither constitute any breach of the laws, regulations, rules, judicial decisions, and awards that the Guarantor shall abide by, nor conflict with its articles of association, any contracts/agreements it signed and any other obligations assumed by it.

(4)	All the provisions hereunder are the expression of true intention and interest made by the Guarantor, and shall be legally binding thereupon.

(5)	All the financial statements provided by the Guarantor to the Bank are prepared in accordance with the general accounting standards, which indicate the financial status of the Guarantor truly and fairly; all the materials and documents in relation to this Agreement are truthful, effective, accurate, integral without any hidden facts purposely undisclosed to Bank..

(6)	The Guarantor guarantees it shall duly complete all the formalities of filing, recording or registration that it shall assume to ensure the validity of this Agreement and its performance; it shall also bear all the taxes thereof.

(7)	The Guarantor guarantees no any action or legal procedure is (or is to be) brought forward by any court, administration authorities or other concerned party, which may induce material adverse effects upon its business or financial status, including but not limited to the bankruptcy and liquidation.

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4.	约定事项

保证人向银行承诺，并同意在本协议有效期间内，除非银行事先书面同意，保证人应：

(1)	应向银行提供：

(a)	一经获得，但不迟于保证人每一会计年度结束后 180 天之日，银行可接受的一国际公认的独立的会计师事务所或者在中国注册的注册会计师出具的经审计和核实的该年度的财务报表的副本(包括损益表和资产负债表)；

(b)	一经获得，但不迟于保证人每半个会计年度结束后 90 天之日，在经审计的财务报表的基础上编制的中期财务报表副本(包括损益表和资产负债表)以及由保证人财务负责人签署的证书，以证明该等财务报表在所有实质性方面是真实的，并清楚地反映了保证人在该等半年内的经营结果和财务状况；

(c)	一经请求，银行不时合理要求的有关保证人的财务信息或其他信息；

(2)	应妥善保存与其经营有关的记录和会计账簿，允许银行和/ 或由银行指定的任何专业顾问在任何合理时间检查保证人的该等记录和会计账簿；

(3)	一经发生任何诉讼、仲裁或行政诉讼程序，应立即通知银行；

4.	Covenants.

The Guarantor undertakes and agrees with the Bank throughout the continuance of this Guarantee that the Guarantor will, unless the Bank otherwise agrees in writing:

(1)	supply to the Bank:

(a)	as soon as they are available, but in any event within one hundred and eighty (180) days after the end of each financial year of the Guarantor copies of its financial statements in respect of such financial year (including a profit and loss account and balance sheet) audited by an internationally recognized firm of independent accountants or a certified public accountant registered in the PRC acceptable to the Bank;

(b)	as soon as they are available, but in any event within ninety (90) days after the end of each half of each financial year of the Guarantor, copies of its interim financial statements (including a profit and loss account and balance sheet) prepared on a basis consistent with the audited financial statements of the Guarantor together with a certificate signed by the principal financial officer of the Guarantor to the effect that such financial statements are true in all material respects and present fairly the financial position of the Guarantor as at the end of, and the results of its operations for, such half-year period;

(c)	promptly on request, such additional financial or other information relating to the Guarantor as the Bank may from time to time reasonably request;

(2)	keep proper records and books of account in respect of its business and permit the Bank and/or any professional consultants appointed by the Bank at all reasonable times to inspect and examine the records and account books of the Guarantor;

(3)	promptly inform the Bank of any litigation, arbitration or administrative proceeding;

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(4)	应维持其公司法人地位合法有效，应适当并有效地开展其业务，应遵守所有适用于其的法律、法规、授权、协议和义务，并应缴纳所有应缴税款；

(5)	应确保未经银行事先书面同意，保证人的股权或所有权或控制权(直接或间接)不发生变化；

(6)	应确保未经银行事先书面同意，不对保证人的章程做出任何修改或补充；

(7)	除非法律另有规定，应确保其在本协议项下的义务在任何时候与其所有其他无担保债务处于至少相同的清偿顺序；

(8)	应确保未经银行事先书面同意，不得与任何其他实体合并或兼并或采取任何措施进行分立、歇业、整顿、清算、破产或解散；

(9)	应确保未经银行事先书面同意，不得在其全部或任何资产或收益上设定或允许存在以任何人为受益人(银行除外)的任何担保；

(10)	未经银行事先书面同意，无论通过单个的交易还是一系列的交易(无论与否为关联交易)，不得出售、转移或以其他方式转让、处理或处置其业务、资产或收益的全部或任何部分(但正常业务过程中按公平原则转让、处理或处置的除外)；

(11)	不得签署或承担可能对其财务或其他状况有重大不利影响的任何协议或义务；

(12)	应确保未经银行事先书面同意，不得新增向其他第三方的负债(包括融资租赁)。

(4)	maintain its corporate existence and conduct its business in a proper and efficient manner and in compliance with all laws, regulations, authorizations, agreements and obligations applicable to it and pay all taxes imposed on it when due;

(5)	procure that there is no change of the shareholdings in or ownership or control (direct or indirect) of the Guarantor without the prior written consent of the Bank;

(6)	procure that no amendment or supplement is made to the articles of association of the Guarantor without the prior written consent of the Bank;

(7)	ensure that its obligations under this Guarantee at all times rank at least pari passu with all other unsecured obligations of the Guarantor unless otherwise provided by law;

(8)	ensure that not merge or consolidate with any other entity or take any step with a view to demerger, winding-up, administration, liquidation, bankruptcy or dissolution without the prior written consent of the Bank;

(9)	ensure that not create or attempt or agree to create or permit to arise or exist any charge over all or any part of its property, assets or revenues in favor of any person except for the Bank written consent of the Bank;

(10)	subjected to the written consent of the Bank, not sell, transfer or otherwise assign, deal with or dispose of all or any part of its business or (except for good consideration in the ordinary course of its business) its assets or revenues, whether by a single transaction or by a number of transactions whether related or not;

(11)	not enter into any agreement or obligation which might materially and adversely affect its financial or other condition;

(12)	without the prior written consent of the Bank, the Guarantor hereof shall not increase its indebtedness (including finance leasing) from any third party.

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5.	费用和开支

(1)	保证人在此承诺，一经要求，即将银行为行使或保护银行在本协议项下的各项权利及权力而产生的、或因本协议所引起的应归咎于保证人的任何争议或因保证人对本协议的任何违反而使银行合理地产生的所有成本、开支及费用(包括诉讼费、律师费等法律费用)立即支付或偿付给银行。

(2)	保证人须支付与本协议或与本协议项下的转让有关的依法应由保证人承担的所有印花税或类似其它税项， 并在未能支付或延误支付该等税费而导致银行发生任何责任、费用、索赔和开支时向银行作出赔偿。

6.	授权扣款与抵消 保证人不可撤销的授权银行，在保证人对于银行有任何到期未清偿债务的时候，银行均有权在任何时间无需通知保证人，即可将保证人在银行任何账户中的款项(不论币种、期限如何)直接用于偿付上述债务；为本协议目的，保证人确认银行有权自行决定相关货币兑换的适用汇率，因此导致的任何存款损失或汇率风险均由保证人承担。

7.	独立性 本协议的效力独立于主债权债务合同的效力，不因主债权债务合同的无效或被撤销或未成立而无效或可被撤销或未成立；本协议部分条款被宣告无效或被撤销，不影响其余条款的效力。

8.	违约事件及违约责任 下列任一事件均构成保证人在本协议项下的违约事件(“违约事件”)：

(1)	债务人在主债权债务合同项下的任一违约事件；

5.	Expense and Fees.

(1)	The Guarantor undertakes hereby, once requested, it shall immediately pay to the Bank the related costs, expenses and fees (including litigation fee, reasonable attorney’s fee and other legal service fees) resulting from the exertion or protection of the rights/powers hereunder, or from any dispute in relation to this Agreement which is ascribed to the Guarantor, or from any default by the Guarantor hereunder.

(2)	The Guarantor shall assume all of the stamp duty or any other taxes in relation to this Agreement or the transfer hereunder; in case of any failure or delay of the said payment which leads to the occurrence of any liability, fee, claiming and expense of the Bank, the Guarantor shall compensate for it.

6.	Deduction Authorization and Set-off. The Guarantor hereby irrevocably authorizes, in case of any failure by the Guarantor to pay the debts due and payable to the Bank, the Bank shall have the right to deduct corresponding amount directly (regardless of the currency and deposit term) in any account of the Guarantor opened at the Bank to repay the debt, without any prior notice; for the purpose of this Agreement, the Guarantor confirms the Bank shall, at its sole discretion, decide the applicable exchange rate of currency conversion, and any deposit loss or exchange risk resulting from such conversion shall be borne by the Guarantor.

7.	Independence. The effectiveness of this Agreement is independent from that of the Principal Contract, and it will not be invalid or revocable due to the invalidity or revocation of Principal Contract. The invalidity or revocation of any term or condition hereunder shall not affect the validity of the other terms and conditions hereunder.

8.	Events of default. Each of the following circumstances shall constitute an event of default hereunder with respect to the Guarantor:

(1)	Any default by the Debtor under Principal Contract;

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(2)	保证人在本协议中所作的任何陈述、保证或承诺在任何重要方面被证明是不正确的或是具有误导性的；

(3)	保证人违反本协议下的其他任何义务；

(4)	保证人发生严重影响其本协议项下履约能力的其他情形的。

9.	违约处理 发生前述任一违约事件时，银行有权宣布主债权及/或债权确定期间提前到期，及/或采取以下所述之一种或多种措施：

(1)	宣布保证人已构成本协议项下违约，并要求限期整改；

(2)	要求保证人依本协议承担保证责任；

(3)	要求债务人或保证人提供新的担保；

(4)	向有管辖权的人民法院提起诉讼；

(5)	采取在中国法律最大范围内所允许的其他措施。

10.	通知

(1)	本协议一方发往另一方的任何其他通知，均应发往本协议开头列明的地址，直到另一方书面通知更改该地址为止。只要按上述地址发送，则视为在下列日期送达：如是信函， 则按营业地址挂号寄发后的第七个营业日；如果是专程送达，则为收件人签收之日；如果为传真或电子邮件，则为传真或电子邮件发送之日。但向银行发出或交付的所有通知、要求或其它通讯均须在银行实际收到时被视为已经送达。且以传真方式向银行发出的所有通知、要求须于事后将原件以当面送交或邮寄于银行的方式加以确认。

(2)	Any presentation and warranty made by the Guarantor is or proves to be incorrect or misleading in any material aspect, or the Guarantor fails to perform or comply with any stipulations hereunder in any material aspect;

(3)	Any other default by the Guarantor hereunder;

(4)	Any other circumstances occurred by the Guarantor that have material negative effect on the Guarantor’s ability to fulfill its obligation under this Agreement..

9.	Disposal of Default. In case of any of the aforesaid events of default, the Bank shall have the right to declare the early-maturity of the Principal Amount under the Principal Contract and/or the Period for Claims’ Determination, and/or adopt one or several measures below:-

(1)	Declare the default of the Guarantor under this Agreement, and require the Guarantor to make prompt correction within designated correction period;

(2)	Require the Guarantor to assume the guarantee obligations as provided in this Agreement;

(3)	Require the Debtor or the Guarantor to provide new security;

(4)	File an action to competent People’s Court;

(5)	Take any other measure which is to the fullest extent allowed by PRC laws.

10.	Notice.

(1)	Any notice from one party to the other party shall be delivered to the address stated at the beginning of this Agreement, unless such address is changed with written notice by the other party. Any notice delivered to the above address shall be deemed to have been received:- for mail, on the 7th business day following the registered delivery date to the main business address; for express, on the signing date of the receiver; for fax or E-mail, on the delivering date of the fax or E-mail. All the notices, requirements or any other communications shall be deemed to be received as they are actually received by the Bank. The originals of the said notices and requirements delivered via fax shall be sent to the Bank via express or mail after the said fax.

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(2)	保证人同意，提起任何诉讼、仲裁的传票或通知可交付或留置到本协议开头约定的地址即视为已经送达保证人。保证人放弃一切抗辩权。

11.	其他

(1)	本协议自保证人和银行双方签署之日起生效，至本协议所担保的全部债务被完全清偿后终止。

(2)	本协议的签订和履行均适用中国法律。

(3)	有关本协议的一切争议应通过友好协商解决；协商不成的，应向银行住所地有管辖权的人民法院提起诉讼。争议期间，各方仍应继续履行未涉争议的条款。

(4)	本协议需要变更或补充的，双方另行达成书面协议，作为本协议的附件。本协议附件是本协议不可分割的组成部分，与本协议正文具有同等的法律效力。

(5)	本协议同时配有英文文本供参考。如中英文本存在差异， 应以中文本的约定为准。

(6)	除非在本协议中另有特别说明，本协议中相关用语和表述与主债权债务合同具有相同的含义。

(7)	本协议一式贰份，具有同等效力。保证人、银行各执一份。

-        本担保协议末尾        -

(2)	The Guarantor consents and agrees, any summon or notice in relation to litigations/arbitrations shall be delivered or left to the address listed at the beginning of this Agreement. Once delivered or left to the said address, it shall be deemed as received by the Guarantor. The Guarantor undertakes to forego all claims of defense.

11. Miscellaneous.

(1)	This Agreement will come into force upon the seal and signature of both parties, and will terminate when all the secured debts hereunder have been fully and completely repaid.

(2)	This Agreement shall be governed by and construed in accordance with the laws of P.R. China.

(3)	All disputes under or relating to this Agreement shall be settled through friendly negotiations; in case of any failure of negotiation, the dispute shall be referred to the jurisdiction of competent people’s court of the place where the Bank is located. During the period of dispute, each party shall continue executing the clauses prescribed under the agreement which are not involved in the dispute.

(4)	This Agreement may be amended during the duration of this Agreement by the Parties, provided that such amendment shall be in writing and be drawn up in Schedules. Any Schedule is the integral part of this Agreement, all of which are of the same effect.

(5)	This Agreement shall be formed with both Chinese and English. In case of any discrepancy between the said versions, the Chinese version shall prevail.

(6)	Unless otherwise defined in this Agreement, the relevant words and phrases shall have the same meaning as in the Principal Contract.

(7)	This Agreement is made in TWO originals with equivalent legal effect; the Guarantor and the Bank keep one of them respectively.

-        End of this Guarantee        -

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